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                                                                      EXHIBIT 99

PRESS RELEASE


               AMSURG CORP. TO BROADCAST FOURTH QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET


         NASHVILLE, Tenn. (Feb. 10, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2003 fourth quarter and year-end earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.fulldisclosure.com or at http://www.streetevents.com. The call is scheduled to begin at 5:00 p.m. eastern time on Tuesday, February 24, 2004. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2003, AmSurg owned a majority interest in 111 centers and had 14 centers under development.


Contact:
       Claire M. Gulmi
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283










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